                    DEAN WITTER GOVERNMENT SECUTITIES PLUS

                           AMENDED AND RESTATED

                           DECLARTION OF TRUST

                          Dated: March 25, 1987

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                             TABLE OF CONTENTS

                                                           PAGE
                                                           ----
ARTICLE I   --  NAME AND DEFINITIONS                         2

Section 1.1     Name                                         2
Section 1.2     Definitions                                  2

ARTICLE II  --  TRUSTEES                                     4

Section 2.1     Number of Trustees                           4
Section 2.2     Election and Term                            4
Section 2.3     Resignation and Removal                      4
Section 2.4     Vacancies                                    5
Section 2.5     Delegation of Power to Other Trustees        5

ARTICLE III --  POWERS OF TRUSTEES                           6

Section 3.1     General                                      6
Section 3.2     Investments                                  6
Section 3.3     Legal Title                                  7
Section 3.4     Issuance and Repurchase of Securities        7
Section 3.5     Borrowing Money; Lending Trust Assets        8
Section 3.6     Delegation; Committees                       8
Section 3.7     Collection and Payment                       8
Section 3.8     Expenses                                     8
Section 3.9     Manner of Acting; By-Laws                    8
Section 3.10    Miscellaneous Powers                         8
Section 3.11    Principal Transactions                       9
Section 3.12    Litigation                                   9

ARTICLE IV  --  INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN
                AND TRANSFER AGENT                           11

Section 4.1     Investment Adviser                           11
Section 4.2     Administrative Services                      11
Section 4.3     Distributor                                  11
Section 4.4     Transfer Agent                               12
Section 4.5     Custodian                                    12
Section 4.6     Parties to Contract                          12


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                                                           PAGE
                                                           ----
ARTICLE V   --  LIMITATIONS OF LIABILITY OF SHAREHOLDERS,    13
                TRUSTEES, AND OTHERS

Section 5.1     No Personal Liability of Shareholders,
                Trustees, etc.                               13
Section 5.2     Non-Liability of Trustees, etc.              13
Section 5.3     Indemnification                              13
Section 5.4     No Bond Required of Trustees                 14
Section 5.5     No Duty of Investigation;
                Notice in Trust Instruments, etc.            14
Section 5.6     Reliance on Experts, etc.                    15

ARTICLE VI  --  SHARES OF BENEFICIAL INTEREST                16

Section 6.1     Beneficial Interest                          16
Section 6.2     Rights of Shareholders                       16
Section 6.3     Trust Only                                   16
Section 6.4     Issuance of Shares                           17
Section 6.5     Register of Shares                           17
Section 6.6     Transfer of Shares                           17
Section 6.7     Notices                                      18
Section 6.8     Voting Powers                                18
Section 6.9     Series or Classes of Shares                  19

ARTICLE VII --  REDEMPTIONS                                  22

Section 7.1     Redemptions                                  22
Section 7.2     Redemption of Shares; Disclosure of Holding  22
Section 7.3     Redemptions of Accounts of Less than $100    23


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                                                           PAGE
                                                           ----
ARTICLE VIII -- DETERMINATION OF NET ASSET VALUE, NET
                INCOME AND DISTRIBUTIONS

Section 8.1     Net Asset Value                              24
Section 8.2     Distributions to Shareholders                24
Section 8.3     Determination of Net Income                  25
Section 8.4     Power to Modify Foregoing Procedures         25

ARTICLE IX  --  DURATION; TERMINATION OF TRUST; AMENDMENT;
                MERGERS, ETC.                                26

Section 9.1     Duration                                     26
Section 9.2     Termination of Trust                         26
Section 9.3     Amendment Procedure                          27
Section 9.4     Merger, Consolidation and Sale of Assets     28
Section 9.5     Incorporation                                28

ARTICLE X   --  REPORTS TO SHAREHOLDERS                      29

ARTICLE XI  --  MISCELLANEOUS                                30

Section 11.1    Filing                                       30
Section 11.2    Governing Law                                30
Section 11.3    Residing Agent                               30
Section 11.4    Counterparts                                 30
Section 11.5    Reliance by Third Parties                    30
Section 11.6    Provisions in Conflict with Law
                or Regulations                               31
Section 11.7    Use of the Name "Dean Witter"                31

SIGNATURE PAGE                                               32


                                  -iii-

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                                Amended and Restated

                                Declaration of Trust
                                         OF
                        DEAN WITTER GOVERNMENT SECURITIES PLUS

                               Dated: March 25, 1987

         Amended and Restated Declaration of Trust made March 25, 1987, by the Trustees.

         WHEREAS, by a Declaration of Trust dated November 20, 1986 (the "Declaration") the Trustees signatory thereto established a trust under the laws of Massachussetts for the investment of reinvestment of funds contributed thereto; and

         WHEREAS, the Declaration provided that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as therein and herein provided; and

         WHEREAS, the Trustees in the Declaration declare that they will hold in trust, all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued thereunder and subject to the provisions thereof; and

         WHEREAS, the Declaration provides that it may be amended by a Majority Shareholder Vote; and

         WHEREAS, the amendment set forth herein has been made by written consent of the sole shareholder of the Trust; and

         WHEREAS, the Declaration provides that a restated Declaration integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees; and

         WHEREAS, the Trustees desire to restate the Declaration so that this Amended and Restated Declaration, on the date of its filing in the office of the Secretary of the Commonwealth of Massachussetts (the "Effective Date"), shall contain all of the provisions of the Declaration which are then in effect and operative;

         NOW, THEREFORE, the Trustees hereby amend and restate the Declaration, and, on the Effective Date, the following provisions shall constitute all of the provisions of the Declaration which are then in effect and operative, to wit:

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                                  ARTICLE I

                             NAME AND DEFINITIONS

         SECTION 1.1 NAME. The name of the trust created hereby is the "Dean Witter Government Securities Plus," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

         SECTION 1.2 DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

         (a) "BY-LAWS" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

         (b) the terms "COMMISSION," "AFFILIATED PERSON" and "INTERESTED PERSON," have the meanings given them in the 1940 Act.

         (c) "DECLARATION" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "DECLARATION," "HEREOF," "HEREIN" and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

         (d) "DISTRIBUTOR" means the party, other than the Trust, to a contract described in Section 4.3 hereof.

         (e) "FUNDAMENTAL POLICIES" shall mean the investment policies and restrictions set forth in the Prospectus and designated as fundamental policies therein.

         (f) "INVESTMENT ADVISER" means any party, other than the Trust, to a contract described in Section 4.1 hereof.

         (g) "MAJORITY SHAREHOLDER VOTE" means the vote of the holders of a majority of Shares, which shall consist of: (i) a majority of Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present; (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; and (iii) a "majority of the outstanding voting securities," as the phrase is defined in the 1940 Act, when any action is required by the 1940 Act by such majority as so defined.

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         (h)  "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

         (i) "PERSON" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         (j) "PROSPECTUS" means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the Securities Act of 1933 as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time.

         (k) "SERIES" means one of the separately managed components of the Trust (or, if the Trust shall have only one such component, then that one) as set forth in Section 6.1 hereof or as may be established and designated from time to time by the Trustees pursuant to that section.

         (l)  "SHAREHOLDER" means a record owner of outstanding Shares.

         (m) "SHARES" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the shares of any and all series or classes which may be established by the Trustees, and includes fractions of Shares as well as whole Shares.

         (n) "TRANSFER AGENT" means the party, other than the Trust, to the contract described in Section 4.4 hereof.

         (o)  "TRUST" means the Dean Witter Government Securities Plus.

         (p) "TRUST PROPERTY" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

         (q) "TRUSTEES" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                  ARTICLE II

                                   TRUSTEES

         SECTION 2.1. NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15).

         SECTION 2.2. ELECTION AND TERM. The Trustees shall be elected by a Majority Shareholder Vote at the first meeting of Shareholders following the public offering of Shares of the Trust. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section 2.3 hereof. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 2.4 hereof, appoint Trustees to fill vacancies. The Trustees shall adopt By-Laws not inconsistent with this Declaration or any provision of law to provide for election of Trustees by Shareholders at such time or times as the Trustees shall determine to be necessary or advisable.

         SECTION 2.3. RESIGNATION AND REMOVAL. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) by the action of two-thirds of the remaining Trustees or by the action of the Shareholders of record of not less than two-thirds of the Shares outstanding (for purposes of determining the circumstances and procedures under which such removal by the Shareholders may take place, the provisions of Section 16(c) of the 1940 Act shall be applicable to the same extent as if the Trust were subject to the provisions of that Section). Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

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         SECTION 2.4.  VACANCIES.  The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of
Section 16(a) of the 1940 Act, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by the appointment of such other person as they or he, in their or his discretion, shall see fit, made by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

         SECTION 2.5 DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six
(6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

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                                  ARTICLE III

                               POWERS OF TRUSTEES

         SECTION 3.1 GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust
Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         SECTION 3.2.  INVESTMENTS.  The Trustees shall have the power to:

         (a) conduct, operate and carry on the business of an investment company;

         (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of negotiable or nonnegotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, commodities, commodity futures contracts and related options, currencies, currency futures and forward contracts, and other securities, investment contracts and other instruments of any kind, including, without limitation, those issued, guaranteed or sponsored by any and all Persons including, without limitation, states, territories and possessions of the United States, the

         District of Columbia and any of the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, foreign or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         SECTION 3.3. LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         SECTION 3.4. ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

         SECTION 3.5. BORROWING MONEY; LENDING TRUST ASSETS. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

         SECTION 3.6. DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         SECTION 3.7. COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         SECTION 3.8. EXPENSES. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

         SECTION 3.9. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

         SECTION 3.10. MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         SECTION 3.11. PRINCIPAL TRANSACTIONS. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Distributor or Transfer Agent or with any Affiliated Person of such Person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

         SECTION 3.12. LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                               ARTICLE IV


        INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT


     SECTION 4.1. INVESTMENT ADVISER. Subject to approval by a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party or parties to any such contracts shall undertake to furnish the Trust such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory or management contract. If the Shareholders of any one or more of the Series of the Trust should fail to approve any such investment advisory or management contract, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approve such contract.

     SECTION 4.2. ADMINISTRATIVE SERVICES. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

     SECTION 4.3. DISTRIBUTOR. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Shares to net the Trust not less than the net asset value per Share (as described in Article VIII hereof) and pursuant to which the Trust may either agree to sell the Shares to the other parties to the contracts, or any of them, or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV, including, without limitation, the provision for the repurchase or sale of shares of the Trust by such other party as principal or as agent of the Trust.

     SECTION 4.4. TRANSFER AGENT. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

     SECTION 4.5. CUSTODIAN. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least five million dollars ($5,000,000) to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust.

     SECTION 4.6. PARTIES TO CONTRACT. Any contract of the character described in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3, 4.4 or 4.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

                                  ARTICLE V
                  LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                             TRUSTEES AND OTHERS

    SECTION 5.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with the Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that, in the event the Trust shall consist of more than one Series, Shareholders of a particular Series who are faced with claims or liabilities solely by reason of their status as Shareholders of that Series shall be limited to the assets of that Series for recovery of such loss and related expenses. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

    SECTION 5.2. NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

    SECTION 5.3 INDEMNIFICATION. (a) The Trustees shall provide for indemnification by the Trust of any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him in the settlement thereof, in such manner as the Trustees may provide from time to time in the By-Laws.

    (b) The words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

    SECTION 5.4. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

    SECTION 5.5. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC.
No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Estate (or, in the event the Trust shall consist of more than one Series, in the case of any such obligation which relates to a specific Series, only the Series which is a party thereto), and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

    SECTION 5.6. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                ARTICLE VI

                      SHARES OF BENEFICIAL INTEREST

     SECTION 6.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.01 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the authority to establish and designate one or more Series or classes of shares. Each share of any Series shall represent an equal proportionate share in the assets of that Series with each other Share in that Series. The Trustees may divide or combine the shares of any Series into a greater or lesser number of shares in that Series without thereby changing the proportionate interests in the assets of that Series. Subject to the provisions of Section 6.9 hereof, the Trustees may also authorize the creation of additional series of shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of shares within any series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

     SECTION 6.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

     SECTION 6.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     SECTION 6.4. ISSUANCE OF SHARES. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares of any Series, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interests in that Series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share as described in the Prospectus.

     SECTION 6.5. REGISTER OF SHARES. A register shall be kept in respect of each Series at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares of each Series held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

     SECTION 6.6. TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

     SECTION 6.7. NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

     SECTION 6.8. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof, (ii) for the removal of Trustees as provided in Section 2.3 hereof, (iii) with respect to any investment advisory or management contract as provided in
Section 4.1, (iv) with respect to termination of the Trust as provided in
Section 9.2, (v) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (vi) with respect to any merger, consolidation or sale of assets as provided in Section 9.4, (vii) with respect to incorporation of the Trust to the extent and as provided in Section 9.5,
(viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders (provided that Shareholders of a Series are not entitled to vote in connection with the bringing of a derivative or class action with respect to any matter which only affects another other Series or its Shareholders), and (ix) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted. On any matter submitted to a vote of Shareholders, all Shares shall be voted by individual Series except
(1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual

Series; and (2) when the Trustees have determined that the matter affects only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. The Trustees may, in conjunction with the establishment of any further Series or any classes of Shares, establish conditions under which the several series or classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

     SECTION 6.9. SERIES OR CLASSES OF SHARES. The following provisions are applicable regarding the Series of Shares of the Trust established in Section
6.1 hereof and shall be applicable if the Trustees shall establish additional Series or shall divide the shares of any Series into two or more classes, also as provided in Section 6.1 hereof:

     (a) The number of authorized shares and the number of shares of each Series or of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued shares or any shares previously issued and reacquired of any Series or class into one or more Series or one or more classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series or class), reissue for such consideration and on such terms as they may determine, or cancel any shares of any Series or any class reacquired by the Trust at their discretion from time to time.

     (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one or more Series which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series and the power of the Trustees to invest and reinvest assets applicable to any other Series shall be as set forth in the instrument of the Trustees establishing such series which is hereinafter described.

     (c) All consideration received by the Trust for the issue or sale of shares of a particular Series or class together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that

Series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or class, the Trustees shall allocate them among any one or more of the Series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series or classes for all purposes.

     (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series. All expenses and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be payable solely out of the assets of that Series and creditors of a particular Series shall be entitled to look solely to the property of such Series for satisfaction of their claims. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the shareholders.

     (e) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of this Declaration with respect to any one or more Series or classes which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series or classes. With respect to any other Series or class, dividends and distributions on shares of a particular Series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of shares of that Series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or class. All dividends and distributions on shares of a particular Series or class shall be distributed pro rata to the holders of that Series or class in proportion to the number of shares of that Series or class held by such holders at the date and time of record established for the payment of such dividends or distributions.

     (f) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each class and Series of Shares.

     (g) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to convert or exchange said Shares into Shares of one or more Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

     (h) The establishment and designation of any Series or class of shares in addition to those established in Section 6.1 hereof shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Series or class, or as otherwise provided in such instrument. At any time that there are no shares outstanding of any particular Series or class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

     (i) Shareholders of a Series shall not be entitled to participate in a derivative or class action with respect to any matter which only affects another Series or its Shareholders.

     (j) In the event of the liquidation of a particular Series, the Shareholders of that Series which has been established and designated and which is being liquidated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The holders of Shares of any Series shall not be entitled hereby to any distribution upon liquidation of any other Series. The assets so distributable to the Shareholders of any Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series in which there are Shares then outstanding may be authorized by an instrument in writing, without a meeting, signed by a majority of the Trustees then in office, subject to the approval of a majority of the outstanding voting securities of that Series, as that phrase is defined in the 1940 Act.

                                ARTICLE VII

                                REDEMPTIONS

     7.1. REDEMPTIONS. Each Shareholder of a particular Series shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares of that Series, upon and subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share or of any class or Series of shares in the assets of the Trust at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in the Prospectus from time to time. Payment will be made in such manner as described in the Prospectus.

     7.2. REDEMPTION OF SHARES; DISCLOSURE OF HOLDING. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 7.1.

     The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

     SECTION 7.3. REDEMPTIONS OF ACCOUNTS OF LESS THAN $1,000. The Trustees shall have the power at any time to redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 if at such time the aggregate net asset value of the Shares in such Shareholder's account is less than $1,000 or such lesser amount as may be designated by the Trustees.
A Shareholder will be notified that the value of his account is less than $1,000 (or such lesser amount as may be designated by the Trustees) and allowed sixty (60) days to make an additional investment before the redemption is processed.

                               ARTICLE VIII

                       DETERMINATION OF NET ASSET VALUE,
                         NET INCOME AND DISTRIBUTIONS

     SECTION 8.1. NET ASSET VALUE. The net asset value of each outstanding Share of each Series of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus and Statement of Additional Information. The power and duty to make the daily calculations may be delegated by the Trustees to any Investment Adviser, the Custodian, the Transfer Agent or such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

     SECTION 8.2. DISTRIBUTIONS TO SHAREHOLDERS. The Trustees shall from time to time distribute ratably among the Shareholders of any Series such proportion of the net income, earnings, profits, gains, surplus (including paid-in surplus), capital, or assets of such Series held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of such Series or any assets thereof), and the Trustees may distribute ratably among the Shareholders of that Series additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record (determined in accordance with the Prospectus and Statement of Additional Information) of such Series at the time of declaring a distribution or among the Shareholders of record of such Series at such later date as the Trustees shall determine. The Trustees may always retain from the net income, earnings, profits or gains of such Series such amount as they may deem necessary to pay the debts or expenses of such Series or to meet obligations of such Series, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees deem appropriate.

     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

     SECTION 8.3. DETERMINATION OF NET INCOME. The Trustees shall have the power to determine the net income of any Series of the Trust and from time to time to distribute such net income ratably among the Shareholders as dividends in cash or additional Shares of such Series issuable hereunder. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus and Statement of Additional Information. The Trustees shall have full discretion to determine whether any cash or property received by any Series of the Trust shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

     SECTION 8.4. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified. Without limiting the generality of the foregoing, the Trustees may establish classes or additional Series of Shares in accordance with Section 6.9.

                                 ARTICLE IX


                            DURATION; TERMINATION OF
                         TRUST; AMENDMENT; MERGERS, ETC.


     SECTION 9.1. DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

     SECTION 9.2.  TERMINATION OF TRUST.  (a) The Trust may be terminated
(i) by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders, or
(ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any class or Series of Shares, or (iii) by the Trustees by written notice to the Shareholders. Upon the termination of the Trust:

           (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

          (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfull or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section 9.4 hereof.

         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders of each Series according to their respective rights.

     (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

     SECTION 9.3. AMENDMENT PROCEDURE. (a) This Declaration may be amended by a Majority Shareholder Vote, at a meeting of Shareholders, or by written consent without a meeting. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or classes of Shares, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to do so.

     (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of any Series of the Trust by reducing the amount payable thereon upon liquidation of such Series of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any series or class of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

     (c) A certificate signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     SECTION 9.4. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any series or class of Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his dissent from any such action.

     SECTION 9.5. INCORPORATION. With approval of a Majority Shareholder Vote, or by such other vote as may be established by the Trustees with respect to any Series or class of Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

                                   ARTICLE X


                            REPORTS TO SHAREHOLDERS


     The Trustees shall at least semi-annually submit or cause the officers of the Trust to submit to the Shareholders a written financial report of each Series of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                               ARTICLE XI

                              MISCELLANEOUS

     SECTION 11.1. FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     SECTION 11.2. RESIDENT AGENT. The Prentice-Hall Corporation System, Inc., 84 State Street, Boston, Massachusetts 02109 is the resident agent of the Trust in the Commonwealth of Massachusetts.

     SECTION 11.3. GOVERNING LAW. This Declaration is executed by the Trustees and finally delivered in the Commonwealth of Massachusetts with reference to the laws of the Commonwealth of Massachusetts, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

     SECTION 11.4. COUNTERPARTS. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     SECTION 11.5. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders,
(b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     SECTION 11.6. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

     SECTION 11.7. USE OF THE NAME "DEAN WITTER." Dean Witter Reynolds Inc. ("DWR") has consented to the use by the Trust of the identifying name "Dean Witter," which is a property right of DWR. The Trust will only use the name "Dean Witter" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Dean Witter" for any purpose. DWR, or any corporate affiliate of the parent of DWR, may use or grant to others the right to use the name "Dean Witter", or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of DWR or its parent, the Trust will take such action as may be required to provide its consent to the use by DWR or its parent, or any corporate affiliate of DWR's parent, or by any person to whom DWR or its parent or an affiliate of DWR's parent shall have granted the right to the use, of the name "Dean Witter," or any combination or abbreviation thereof. Upon the termination of any investment advisory agreement into which DWR and the Trust may enter, the Trust shall, upon request by DWR or its parent, cease to use the name "Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 23rd day of March, 1987.


                                          /s/ Paul Kolton
------------------------------------      -------------------------------------
Andrew J. Melton, Jr.,                    Paul Kolton,
 as Trustee and not individually            as Trustee and not individually
Five World Trade Center                   High Ridge Park
New York, New York 10048                  P.O. Box 3821, Building #5
                                          Stamford, CT 06905


/s/ Irwin Friend
------------------------------------      -------------------------------------
Irwin Friend,                             John J. Scanlon,
 as Trustee and not individually           as Trustee and not individually
1250 Round Hill Road                      2345 Redding Road
Bryn Mawr, PA 19010                       Fairfield, CT 06436



------------------------------------      -------------------------------------
Robert M. Gardiner,                       Albert T. Sommers,
 as Trustee and not individually           as Trustee and not individually
130 Liberty Street                        16 Bonnie Heights Road
New York, New York 10006                  Manhasset, NY 11030


------------------------------------      -------------------------------------
John R. Haire,                            Edward A. Telling,
 as Trustee and not individually           as Trustee and not individually
439 East 51st Street                      Sears Roebuck & Co.
New York, New York 10022                  Sears Tower, 68th Floor
                                          Chicago, IL 60684
and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 24th day of March, 1987.


------------------------------------      -------------------------------------
Andrew J. Melton, Jr.,                    Paul Kolton,
 as Trustee and not individually           as Trustee and not individually
Five World Trade Center                   High Ridge Park
New York, New York 10048                  P.O. Box 3821, Building #5
                                          Stamford, CT 06905


------------------------------------      ------------------------------------
Irwin Friend,                             John J. Scanlon,
 as Trustee and not individually           as Trustee and not individually
1250 Round Hill Road                      2345 Redding Road
Bryn Mawr, PA 19010                       Fairfield, CT 06436



------------------------------------      -------------------------------------
Robert M. Gardiner,                       Albert T. Sommers,
 as Trustee and not individually           as Trustee and not individually
130 Liberty Street                        16 Bonnie Heights Road
New York, New York 10006                  Manhasset, NY 11030


/s/ John R. Haire
------------------------------------      -------------------------------------
John R. Haire,                            Edward A. Telling,
 as Trustee and not individually           as Trustee and not individually
439 East 51st Street                      Sears Roebuck & Co.
New York, New York 10022                  Sears Tower, 68th Floor
                                          Chicago, IL 60684
and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 24th day of March, 1987.


------------------------------------      -------------------------------------
Andrew J. Melton, Jr.,                    Paul Kolton,
 as Trustee and not individually           as Trustee and not individually
Five World Trade Center                   High Ridge Park
New York, New York 10048                  P.O. Box 3821, Building #5
                                          Stamford, CT 06905


                                          /s/ John J. Scanlon
------------------------------------      -------------------------------------
Irwin Friend,                             John J. Scanlon,
 as Trustee and not individually           as Trustee and not individually
1250 Round Hill Road                      2345 Redding Road
Bryn Mawr, PA 19010                       Fairfield, CT 06436



------------------------------------      -------------------------------------
Robert M. Gardiner,                       Albert T. Sommers,
 as Trustee and not individually           as Trustee and not individually
130 Liberty Street                        16 Bonnie Heights Road
New York, New York 10006                  Manhasset, NY 11030


------------------------------------      -------------------------------------
John R. Haire,                            Edward A. Telling,
 as Trustee and not individually           as Trustee and not individually
439 East 51st Street                      Sears Roebuck & Co.
New York, New York 10022                  Sears Tower, 68th Floor
                                          Chicago, IL 60684
and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 24th day of March, 1987.


------------------------------------      -------------------------------------
Andrew J. Melton, Jr.,                    Paul Kolton,
 as Trustee and not individually           as Trustee and not individually
Five World Trade Center                   High Ridge Park
New York, New York 10048                  P.O. Box 3821, Building #5
                                          Stamford, CT 06905



------------------------------------      -------------------------------------
Irwin Friend,                             John J. Scanlon,
 as Trustee and not individually           as Trustee and not individually
1250 Round Hill Road                      2345 Redding Road
Bryn Mawr, PA 19010                       Fairfield, CT 06436


                                          /s/ Albert T. Sommers
------------------------------------      -------------------------------------
Robert M. Gardiner,                       Albert T. Sommers,
 as Trustee and not individually           as Trustee and not individually
130 Liberty Street                        16 Bonnie Heights Road
New York, New York 10006                  Manhasset, NY 11030


------------------------------------      -------------------------------------
John R. Haire,                            Edward A. Telling,
 as Trustee and not individually           as Trustee and not individually
439 East 51st Street                      Sears Roebuck & Co.
New York, New York 10022                  Sears Tower, 68th Floor
                                          Chicago, IL 60684

STATE OF NEW YORK  )
                    :ss.:
COUNTY OF NEW YORK )

     On this 23rd day of March, 1987, PAUL KOLTON and IRWIN FRIEND, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                 /s/ Mindy Brockman
                                 ---------------------------------
                                 Notary Public

My commission expires:

         MINDY BROCKMAN
 Notary Public, State of New York
         No. 41-4833785
   Qualified in Queens County
 Commission Expires

STATE OF NEW YORK  )
                    :ss.:
COUNTY OF NEW YORK )

     On this 24th day of March, 1987, JOHN R. HAIRE, known to me and known to be the individual described in and who executed the foregoing instrument, personally appeared before me and he acknowledged the foregoing instrument to be his free act and deed.

                                 /s/ Mindy Brockman
                                 ---------------------------------
                                 Notary Public

My commission expires:

           MINDY BROCKMAN
 Notary Public, State of New York
         No. 41-4833785
   Qualified in Queens County
 Commission Expires

STATE OF NEW YORK  )
                    :ss.:
COUNTY OF NEW YORK )

     On this 24th day of March, 1987, ALBERT T. SOMMERS, known to me and known to be the individual described in and who executed the foregoing instrument, personally appeared before me and he acknowledged the foregoing instrument to be his free act and deed.

                                 /s/ Carol Volpe
                                 ---------------------------------
                                 Notary Public

My commission expires:

           CAROL VOLPE
 Notary Public, State of New York
         No. 31-4652446
   Qualified in New York County
 Commission Expires March 30, 1987

/s/ David M. Elwood
----------------------------
David M. Elwood
One Federal Street
Boston, Massachusetts 02110

COMMONWEALTH OF MASSACHUSETTS  )
                                  :ss.:
COUNTY OF SUFFOLK               )

     On this 25th day of March, 1987, DAVID M. ELWOOD, known to me and known to be the individual described in and who executed the foregoing instrument, personally appeared before me and he acknowledged the foregoing instrument to be his free act and deed.

                                 /s/ Janice M. Mahoney
                                 ---------------------------------
                                 Notary Public

My commission expires:

JANICE M. MAHONEY, Notary Public
My Commission Expires Jan. 7, 1994